Bird Announces Fourth Quarter and Full Year 2021 Financial Results

Delivers Record Fourth Quarter and Full Year Performance
Fiscal 2021 Revenue Increased by 117% YoY to $205.1 Million, at the High End of the Guidance Range
Provides First Quarter and Full Year 2022 Revenue Outlook

(Los Angeles, CA) – March 15, 2022 – Bird Global, Inc. (“Bird” or the “Company”) (NYSE:BRDS), a leader in environmentally friendly electric transportation, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Travis VanderZanden, Founder and CEO of Bird, said, “We are very pleased with our strong finish to fiscal 2021. We exceeded our increased expectations for the year by capitalizing on the momentum driven by easing pandemic-related restrictions and continued adoption of micromobility by people and cities across the globe. During the fourth quarter, Rides increased over 100% year-over-year despite macro-related headwinds including the surge in Omicron cases late in the period.”

Mr. VanderZanden continued, “Throughout the first quarter we have seen a sequential increase in demand as Omicron cases have declined and weather has improved. As we look ahead, we expect demand to continue to build as more riders seek environmentally friendly transportation alternatives from gas-powered cars. We are well positioned to advance our mission while continuing to focus on our strategic initiatives including vehicle innovation, operational advancement, and global expansion in 2022 and beyond.”

Fourth Quarter Ended December 31, 2021 Financial Results
•Revenue was $54.0 million, representing an increase of 126% compared to $23.9 million in the same period in 2020 ("the prior year period").
•Gross margin, which is net of vehicle depreciation, as a percentage of revenue was 15%, representing a 23 percentage point increase compared to the prior year period.
•Ride Profit (before Vehicle Depreciation) was $23.8 million, representing an increase of 181% compared to $8.5 million in the prior year period. Ride Profit (before Vehicle Depreciation) as a percentage of Sharing revenue was 53% compared to 41% for the prior year period.
•Total operating expenses were $136.6 million, including $82.3 million of non-cash stock-based compensation expense; Adjusted Operating Expenses, which excludes the non-cash stock-based compensation expense as well as certain non-cash, non-recurring items or non-core expenses, increased 28% year-over-year.
•Net loss was $(39.6) million compared to net loss of $(44.1) million in the prior year period.
•Adjusted EBITDA loss was $(21.5) million compared to $(28.0) million in the prior year period.

Full Year Ended December 31, 2021 Financial Results
•Revenue was $205.1 million, representing an increase of 117% compared to $94.6 million in 2020.
•Gross margin, which is net of vehicle depreciation, as a percentage of revenue was 19%, representing a 44 percentage point increase compared to the prior year.
•Ride Profit (before Vehicle Depreciation) was $91.3 million compared to $15.7 million in 2020. Ride Profit (before Vehicle Depreciation) as a percentage of Sharing revenue was 49% compared to 20% for the prior year.
•Total operating expenses were $259.3 million, including $86.6 million of non-cash stock-based compensation expense; Adjusted Operating Expenses, which excludes the non-cash stock-based compensation expense as well as certain non-cash, non-recurring items or non-core expenses, decreased 14% year-over-year.
•Net loss was $(196.3) million compared to net loss of $(208.2) million in the prior year.
•Adjusted EBITDA loss was $(66.9) million compared to $(176.2) million in the prior year.

“Our fiscal 2021 results demonstrate the strength of our model and our continued focus on profitability as we delivered Adjusted EBITDA above our expectations, driven in part by significant margin improvement. Our Ride Profit Margin (before Vehicle Depreciation) increased to 49% in 2021 from 20% in 2020. We also reported our first full year of positive gross margin, which was also positive in each quarter, translating to a 44 percentage point increase as a percentage of revenue year-over-year,” said Yibo Ling, Chief Financial Officer of Bird. “We expect to see continued margin improvement despite ongoing macro headwinds as the effectiveness of our Fleet Manager operating model and durability of our Bird-designed vehicles continue to prove successful. We remained well capitalized heading into the year and are pleased with the momentum that has been building since the start of the year, with the March to-date Gross Transaction Value trend implying over 50% growth month-over-month. These trends, along with the impact of peak Omicron cases from January, are embedded in our guidance.”
Q1 & FY 2022 Outlook
The Company has provided the below outlook for 2022:
•First quarter revenue is expected to be between $34 million and $36 million.
•Full year revenue is expected to be at least $350 million.

The above outlook assumes no material deterioration in the Company's current business operations and supply chain as a result of geopolitical instability as well as COVID-19, its variants, or any other unforeseen macro developments, aside from the known impact of COVID-19 in Q1.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
(in millions, except as otherwise noted)
Rides	9.4	4.6	106%	40.2	18.3	120%
Avg. Rides per Deployed Vehicles per Day	1.3x	0.9x	40%	1.6x	1.3x	21%
Average Deployed Vehicles (in thousands)	79.0	53.0	49%	68.6	37.6	82%
Gross Transaction Value	$59.5	$29.2	104%	$241.5	$115.2	110%
Revenue	$54.0	$23.9	126%	$205.1	$94.6	117%
Ride Profit (before Vehicle Depreciation) (1)	$23.8	$8.5	181%	$91.3	$15.7	**
Ride Profit (after Vehicle Depreciation) (1)	$9.9	$2.1	**	$41.5	$(10.1)	**
Gross margin	$8.2	$(2.0)	**	$39.4	$(23.5)	**
Total operating expenses	$136.6	$43.2	216%	$259.3	$180.7	44%
Adjusted Operating Expenses (1)	$46.2	$36.2	28%	$158.8	$184.1	(14)%
Net loss	$(39.6)	$(44.1)	10%	$(196.3)	$(208.2)	6%
Adjusted EBITDA (1)	$(21.5)	$(28.0)	23%	$(66.9)	$(176.2)	62%
**Percentage not meaningful
(1) Ride Profit, Adjusted Operating Expenses and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures and Key Metrics” for additional information on non-GAAP financial measures and the appendix to this press release for a reconciliation to the most comparable GAAP measures.
Business Highlights
In addition to delivering strong financial results, Bird continued its track record of operational success over the course of 2021 across a number of categories, most notably:

•Vehicle Innovation: Bird continues to be a leader in micromobility technology, and in 2021 released new technology for the Company’s Sharing and Product Sales businesses:
◦Unveiling of Bird’s consumer e-bike, the Bird Bike, targeted at capturing demand for privately owned e-bikes
◦Roll-out of the Bird Three, Bird’s third generation e-scooter, which represented 37% of Bird’s fleet at year-end and alongside other Bird-designed Sharing business vehicles continues to extend its operating life
◦Debut of cutting edge smart sidewalk detection technology to prevent sidewalk and footpath riding

•Global Reach: Bird’s fast path of expansion continued in 2021 with new notable launches across the Sharing business:
◦Introduction of Bird’s e-bike sharing service, which expanded the Company’s serviceable addressable market by five billion trips annually
◦Launch of Bird’s shared e-scooters in New York City, for which we expect our fleet size to double in size this spring; program extensions in Washington DC and Marseille, France

Presentation
This press release presents historical results, for certain periods presented, of Bird Rides, Inc., the predecessor of Bird Global, Inc. for financial reporting purposes. The financial results of Bird Global, Inc. prior to the fourth quarter of 2021, outside of figures included for year-over-year comparison, have not been included in this press release as it is a recently incorporated entity and had not engaged in any business or other activities during the periods prior to the fourth quarter of 2021. Accordingly, these historical results do not purport to reflect what the results of operations of Bird Global, Inc. would have been had the business combination with Switchback II Corporation (the “Business Combination”) occurred prior to such periods. All financial comparisons in this press release compare our financial results from the fourth quarter of 2021 to our financial results from the fourth quarter of 2020, or from the year ended December 31, 2021 to the year ended December 31, 2020.

Conference Call Information
A conference call to discuss the Company’s fourth quarter and full year 2021 financial results and other business updates is scheduled for today, March 15, 2022, at 4:30 pm Eastern time. Those interested in participating in the call are invited to dial (877) 407-0792 or (201) 689-8263 if calling internationally. A live audio webcast of the conference call will be available on our investor relations website (https://ir.bird.co).

A recording of the conference call will be available approximately two hours following the call and can be accessed online for 90 days.

About Bird
Bird is an electric vehicle company dedicated to bringing affordable, environmentally friendly transportation solutions such as e-scooters and e-bikes to communities across the world. Founded in 2017 by transportation pioneer Travis VanderZanden, Bird is rapidly expanding. Today, it provides fleets of shared micro electric vehicles to riders in more than 400 cities globally and makes its products available for purchase at www.bird.co and via leading retailers and distribution partners. Bird partners closely with the cities in which it operates to provide a reliable and affordable transportation option for people who live and work there.

Non-GAAP Financial Measures and Key Metrics
This press release contains “Ride Profit,” “Ride Profit Margin,” “Adjusted Operating Expenses,” and “Adjusted EBITDA,” which are measures that are not prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Ride Profit reflects the profit generated from rides in our Sharing business after accounting for direct ride expenses, which primarily consist of payments to Fleet Managers. Other ride costs include payment processing fees, network infrastructure, and city permit fees. We calculate Ride Profit (i) before vehicle depreciation to illustrate the cash return and (ii) after vehicle depreciation to illustrate the impact of the evolution of our vehicles. Ride Profit Margin is Ride Profit divided by the revenue we generate from our Sharing business. We use Ride Profit Margin for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that Ride Profit and Ride Profit Margin are useful indicators of the economics of our Sharing business, as they exclude indirect unallocated expenses such as research and development, selling and marketing, and general and administrative expenses. Adjusted Operating Expenses is a supplemental measure of operating expenses used to provide investors with additional information about the Company's business performance. We believe Adjusted Operating Expenses is useful in evaluating the operational costs of our business as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted

Operating Expenses as total operating expenses, adjusted to exclude (i) depreciation and amortization associated with operating expenses, (ii) stock-based compensation expense, (iii) tariff refunds, (iv) legal settlements and reserves, and (v) other non-recurring, non-cash, or non-core items. Adjusted EBITDA is a supplemental measure of operating performance used to inform management decisions for the business. We believe Adjusted EBITDA is useful in evaluating our performance on a relative basis to other comparable businesses as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted EBITDA as net profit or loss, adjusted to exclude (i) interest expense (income), net, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) vehicle count adjustments, (v) stock-based compensation expense, (vi) tariff refunds, (vii) other income (expense), net, (viii) legal settlements and reserves, and (ix) other non-recurring, non-cash, or non-core items. There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from Ride Profit, Ride Profit Margin, Adjusted Operating Expenses and Adjusted EBITDA. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this press release.
This press release also contains certain key business metrics which are used to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Gross Transaction Value (“GTV”) reflects the total dollar value, excluding any applicable taxes, of Rides in our Sharing business and vehicle sales to retail customers and Bird Platform partners, in each case without any adjustment for retail discounts or refunds. In order to calculate GTV, we add back contra revenues from both Sharing and Product Sales and adjustments to the Bird platform revenue we recognize. GTV is a key indicator of the scale of our business and ultimately drives revenue. We calculate Rides as the total number of trips completed by customers of our Sharing business. Rides are seasonal to a certain degree. Deployed Vehicles reflects the number of vehicles available to riders through our Sharing business. We calculate Deployed Vehicles on a pro-rata basis over a 24-hour period, wherein two vehicles deployed for a combined period of 24 hours equate to one Deployed Vehicle. Rides per Deployed Vehicle per Day (“RpD”) reflects the rate at which our shared vehicles are utilized by riders. We calculate RpD as the total number of Rides divided by total Deployed Vehicles in our Sharing business each calendar day.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, revenue for the first quarter and full year 2022, losses, projected costs, prospects, plans, and objectives of our management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: the COVID-19 pandemic and the impact of the actions taken to mitigate the pandemic; the Company’s relatively short operating history and new and evolving business model; the fact that the Company has incurred significant operating losses in the past and may not be able to achieve or maintain profitability in the future; the Company’s ability to retain existing riders or add new riders, or maintain or increase riders’ level of engagement with the Company’s products and services; the Company’s ability to attract and continue to work with qualified Fleet Managers, or manage Fleet Managers’ utilization rates; changes to the Company’s pricing and its effect on the Company’s ability to attract or retain the services of qualified Fleet Managers and riders; the ability of Fleet Managers to maintain vehicle quality or service levels, or material changes to labor classifications or franchise regulations; competition in the Company’s new and rapidly changing industry; the impact of poor weather and seasonality on the use of the Company’s products and services; the Company’s ability to obtain vehicles that meet quality specifications in sufficient quantities on commercially reasonable terms, which has been affected by global supply chain constraints; the Company’s reliance on third-party insurance policies; illegal, improper or inappropriate activity of riders; exposure to product liability in the event of significant vehicle damage or reliability issues; the Company’s metrics and estimates, including the Company’s key metrics, being subject to inherent challenges in measurement; the Company’s general reliance on third party distributors, partners, and payment processors for various parts of our business and the Company’s ability to manage these relationships; defects in our vehicles, mobile applications, or other services; action by governmental authorities to restrict access to Bird’s products and services in their localities; the Company’s presence and expansion in international markets and associated risks, including the ongoing conflict between Ukraine and Russia; the Company’s substantial indebtedness level; the Company’s access to additional capital; the Company’s user growth and engagement on mobile devices depending upon effective operation with mobile operating systems, networks, and standards outside the Company’s control; intellectual property rights claims and other litigation; data security breaches or other network or system outages or delays; compliance with and changes in applicable laws or regulations; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 15, 2022 and in the Company’s subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

Investor Contact
Caitlin Churchill
Investor@bird.co

Media Contact
Rebecca Hahn
press@bird.co

Bird Global, Inc.
Consolidated Balance Sheets

(In thousands, except per share amounts and number of shares)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$128,556	$43,158
Restricted cash and cash equivalents—current	30,142	9,609
Accounts receivable, net	8,397	2,857
Inventory	28,242	5,256
Prepaid expenses and other current assets	33,778	8,254
Total current assets	229,115	69,134
Restricted cash and cash equivalents—non current	1,203	1,000
Property and equipment, net	1,526	4,152
Vehicle deposits	117,071	13,290
Vehicles, net	118,949	81,105
Goodwill	121,169	131,255
Other assets	8,228	3,944
Total assets	$597,261	303,880
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,002	$12,212
Accrued expenses	31,428	20,004
Deferred revenue	43,345	42,900
Notes payable—current	49,094	29,280
Other current liabilities	5,089	5,078
Total current liabilities	133,958	109,474
Derivative liabilities	136,196	450
Other liabilities	6,282	9,722
Total liabilities	276,436	119,646
Commitments and contingencies
Redeemable Convertible Preferred Stock(1)
Redeemable convertible preferred stock, $0.000001 par value, 152,353,768 shares authorized and 135,225,157 shares issued and outstanding as of December 31, 2020	—	1,044,282
Stockholders’ Equity (Deficit)(1)
Founders convertible preferred stock, $0.000001 par value, 6,591,055 shares authorized and 3,993,432 shares issued and outstanding as of December 31, 2020	—	—
Class A common stock, $0.0001 par value, 1,000,000,000 authorized and 238,089,017 shares issued and outstanding as of December 31, 2021, Class X common stock, $0.0001 par value, 50,000,000 shares authorized and 34,534,930 shares issued and outstanding as of December 31, 2021, and common stock, $0.000001 par value, 241,883,501 shares authorized and 47,713,169 shares issued and outstanding as of December 31, 2020	27	—
Additional paid-in capital	1,475,300	92,654
Accumulated other comprehensive income	7,538	13,005
Accumulated deficit	(1,162,040)	(965,707)
Total stockholders’ equity (deficit)	320,825	(860,048)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$597,261	$303,880
(1) Shares of preferred stock and common stock have been retroactively restated to give effect to the Business Combination.

Bird Global, Inc.
Consolidated Statements of Operations

(In thousands, except per share amounts and number of shares)

	For the Year Ended December 31,		Three Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Sharing	$187,327	79,941	$45,013	20,621
Product sales	17,815	14,660	9,009	3,297
Total revenues	205,142	94,601	54,022	23,918
Cost of sharing, exclusive of depreciation	101,061	71,628	24,020	16,360
Cost of product sales	17,340	22,716	8,314	3,776
Depreciation on sharing vehicles	47,335	23,791	13,524	5,758
Gross margin	39,406	(23,534)	8,164	(1,976)
Other operating expenses:
General and administrative (including stock-based compensation expense of $78.7 million and $4.4 million for years ended December 31, 2021 and 2020, respectively and stock-based compensation of $75.4 million and $1.0 million for the three months ended December 31, 2021 and 2020, respectively)	209,998	152,910	117,206	32,625
Selling and marketing (including stock-based compensation expense of $2.7 million and $0.9 million for years ended December 31, 2021 and 2020, respectively and stock-based compensation of $4.6 million and $0.2 million for the three months ended December 31, 2021 and 2020, respectively)	17,906	18,404	7,026	4,771
Research and development (including stock-based compensation expense of $5.2 million and $0.9 million for years ended December 31, 2021 and 2020, respectively and stock-based compensation of $2.3 million and $0.2 million for the three months ended December 31, 2021 and 2020, respectively)	31,426	34,376	12,330	6,111
Tariff reimbursement	—	(24,986)	—	(349)
Total operating expenses	259,330	180,704	136,562	43,158
Loss from operations	(219,924)	(204,238)	(128,398)	(45,134)
Interest expense, net	(6,073)	(6,562)	(1,062)	(1,556)
Other income, net	29,873	2,634	89,980	2,471
Loss before income taxes	(196,124)	(208,166)	(39,480)	(44,219)
Provision for income taxes	209	64	99	(83)
Net loss	$(196,333)	$(208,230)	$(39,579)	$(44,136)

Bird Global, Inc.
Consolidated Statements of Cash Flows

(In thousands)

	December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(196,333)	$(208,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Expensed transaction costs and mark-to-market adjustments of derivative liabilities	(37,811)	—
Depreciation and amortization	51,592	32,495
Non-cash vehicle expenses	7,233	11,998
Share-based compensation expense	86,631	6,174
Debt discount accretion	1,695	2,635
Bad debt expense	2,766	463
Loss on extinguishment of debt	2,304	—
Loss on disposal of property and equipment	156	3,407
Other	392	(300)
Changes in assets and liabilities, net of impact of business acquisitions and disposals:
Accounts receivable	(8,372)	(662)
Inventory	(9,331)	(901)
Prepaid expenses and other current assets	(24,176)	7,095
Other assets	200	(162)
Accounts payable	(7,485)	(15,096)
Deferred revenue	16	6,203
Accrued expenses and other current liabilities	2,335	6,454
Other liabilities	(3,439)	(1,724)
Net cash used in operating activities	(131,627)	(150,151)
Cash flows from investing activities
Purchases of property and equipment	(846)	(500)
Purchases of vehicles	(214,852)	(11,862)
Net cash acquired (used) in acquisitions	—	68,664
Net cash (used in) provided by investing activities	(215,698)	56,302
Cash flows from financing activities
Proceeds from Business Combination and PIPE financing	249,610	—
Transaction costs paid in connection with Business Combination and PIPE financing	(25,946)	—
Proceeds from issuance of debt, net of issuance costs	52,680	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	51,711
Proceeds from issuance of redeemable convertible senior preferred stock and derivatives, net of issuance costs	207,814	—
Proceeds from issuance of common stock	423	933
Payment for settlement of warrants	(600)	(2,002)
Payment for settlement of debt	(40,610)	(18,776)
Net cash provided by financing activities	443,371	31,866
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	10,088	(3,590)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	106,134	(65,573)
Cash and cash equivalents and restricted cash and cash equivalents
Beginning of period	53,767	119,340
End of period	$159,901	$53,767
Components of cash and cash equivalents and restricted cash and cash equivalents
Cash and cash equivalents	128,556	43,158
Restricted cash and cash equivalents	31,345	10,609
Total cash and cash equivalents and restricted cash and cash equivalents	$159,901	$53,767
Non-cash activities:
Conversion of redeemable convertible preferred stock to common stock in connection with the Business Combination	$1,300,121	$—
Transaction costs not yet paid	$6,563	$—
Fair value of net asset acquired in non cash acquisition	$—	$190,000
Conversion of convertible debt to redeemable convertible preferred stock in acquisition	$—	$—
Supplemental disclosures of cash flow information
Cash paid for:
Interest	$695	$4,278
Income taxes	$263	$214

Bird Global, Inc.
Calculations of Key Metrics and GAAP to Non-GAAP Reconciliations

Reconciliation of Gross Transaction Value to Revenue

	Three Months Ended December 31		Year Ended December 31,
	2021	2020	2021	2020
	(in millions, except as otherwise noted)		(in millions, except as otherwise noted)
Revenue	$54.0	$23.9	$205.1	$94.6
Contra Revenue	2.7	3.0	17.7	10.6
Platform Adjustment(1)	2.8	2.3	18.7	10.0
Gross Transaction Value	$59.5	$29.2	$241.5	$115.2

1.Represents the difference between the full amount charged to Bird Platform partner riders (excluding applicable taxes) and the revenue recognized by Bird.

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
(in millions, except as otherwise noted)
Net loss	$(39.6)	$(44.1)	$(196.3)	$(208.2)
Interest expense, net	1.1	1.6	6.1	6.6
Provision for income taxes	0.1	(0.1)	0.2	0.1
Depreciation and amortization (1)	15.3	8.0	54.9	35.4
Vehicle count adjustments	2.4	3.6	2.6	5.5
Stock-based compensation expense	82.4	1.4	86.7	6.1
Tariff refunds (2)	—	(0.4)	—	(25.0)
Other income, net	(90.0)	(2.5)	(29.9)	(2.6)
Legal settlements and reserves	5.4	4.5	7.4	5.9
Other non-recurring, non-cash, or non-core items (3)	1.4	—	1.4	—
Adjusted EBITDA	$(21.5)	$(28.0)	$(66.9)	$(176.2)

1.Depreciation and amortization excludes tariff depreciation and other adjustments, which were $(3.3) million and $(2.9) million for the years ended December 31, 2021 and 2020, respectively.
2.Consists of a refund for import duties that were charged to import our products from China into the United States. We exclude this as it is non-recurring in nature and not indicative of our core operating performance.
3.Consists of $1.4 million of non-recurring costs incurred in connection with the Business Combination, including a one-time IPO-related bonus to Fleet Managers, for the year ended December 31, 2021.

Reconciliation of Ride Profit to Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
(in millions, except as otherwise noted)
Gross margin	$8.2	$(2.0)	$39.4	$(23.5)
Vehicle depreciation (1)	13.9	6.4	49.8	25.8
Vehicle count adjustments (2)	2.4	3.6	2.6	5.5
Product Sales division (3)	(0.7)	0.5	(0.5)	7.9
Ride Profit (before Vehicle Depreciation)	23.8	8.5	91.3	15.7
Vehicle depreciation (1)	(13.9)	(6.4)	(49.8)	(25.8)
Ride Profit (after Vehicle Depreciation)	$9.9	$2.1	$41.5	$(10.1)

1.We exclude vehicle depreciation as these costs are non-cash in nature. Vehicle depreciation excludes tariff depreciation and other adjustments, which were $(2.5) million and $(2.0) million for the years ended December 31, 2021 and 2020, respectively.
2.We exclude vehicle count adjustments as these adjustments are made based on results of physical inventory counts, which are non-cash in nature.
3.We exclude the revenue and cost of revenue associated with vehicle sales to retail customers and Bird Platform partners.

Reconciliation of Adjusted Operating Expenses to Total Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
(in millions, except as otherwise noted)
Total operating expenses	$136.6	$43.2	$259.3	$180.7
Depreciation and amortization (1)	$(1.3)	$(1.5)	$(5.1)	$(9.5)
Stock-based compensation expense	$(82.3)	$(1.4)	$(86.6)	$(6.2)
Tariff refunds (2)	$—	$0.4	$—	$25.0
Legal settlements and reserves	$(5.4)	$(4.5)	$(7.4)	$(5.9)
Other non-recurring, non-cash, or non-core items (3)	$(1.4)	$—	$(1.4)	$—
Adjusted Operating Expenses	$46.2	$36.2	$158.8	$184.1
% of Revenue	85%	151%	77%	195%

1.Depreciation and amortization excludes vehicle depreciation and tariff depreciation.
2.Consists of a refund for import duties that were charged to import our products from China into the United States. We exclude this as it is non-recurring in nature and not indicative of our core operating performance.
3.Consists of $1.4 million of non-recurring costs incurred in connection with the Business Combination, including a one-time IPO-related bonus to Fleet Managers.